UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2005

Date of Report (Date of earliest event reported)

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

(314) 647-1099

Registrant's telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 5, 2005, Tripos, Inc. issued a press release announcing its completion of the acquisition of Optive Research, Inc. The acquisition was accomplished through a merger of a newly-formed, wholly-owned subsidiary of Tripos with and into Optive, with Optive surviving as a Tripos subsidiary.

Tripos will host a conference call and webcast today at 1 p.m. EST to discuss this acquisition in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com. An archived copy of the Tripos webcast will be available beginning at 4 p.m. EST today, and will remain on the Tripos Web site through Feb. 5.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: January 5, 2005

INDEX TO EXHIBITS

Exhibit No. Description

99.2 Press release, dated January 5, 2005, issued by Tripos, Inc.

Exhibit 99.2

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 6 a.m. EST

Jan. 5, 2005

Tripos Completes Acquisition of Optive Research,
A Molecular Discovery Software Company

Acquisition Expands Software Portfolio and Provides Access to Pipeline
Of Innovative New Products

ST. LOUIS -- Jan. 5, 2005 -- Tripos, Inc. (Nasdaq: TRPS), today announced that it has acquired privately held Optive Research, Inc., a recognized leader in developing innovative software for computer-assisted molecular discovery, for $4.75 million in cash and 599,521 shares of Tripos stock.

The cash portion of the deal was funded through a $4 million investment by Horizon Technology Finance, LLC and Sand Hill Capital through the issuance of $3.5 million of subordinated debt, 111,606 shares of common stock, and warrants to purchase 156,250 shares of common stock. Tripos expects this transaction to begin contributing to its operating income in 2005, and become accretive to net income by 2006. Seven Hills Partners acted as exclusive placement agent to Tripos in arranging this financing.

"This acquisition provides Tripos with full access to Optive Research's existing cheminformatics products in addition to its pipeline of new offerings and technologies," said Dr. John P. McAlister, president and chief executive officer for Tripos. "It is additive to Tripos' current and future software portfolio, while enlarging our staff through addition of key Optive scientists whose complementary expertise augments our own core strengths."

"This transaction is another step in our growth strategy, enabling us to continue to deliver innovative products and capabilities that enhance the chemistry research process while assisting our customers to take their new products to market faster and more efficiently," Dr. McAlister said.

Several examples of the new Optive products include Benchware™, a suite of desktop tools for combinatorial library enumeration, design and analysis; EA-Inventor, a novel program for de novo molecular design; and innovative technology for uniquely and accurately representing the tautomeric and stereochemical structures of chemical compounds as they can exist under various natural conditions. Benchware products complement and will be integrated with Tripos' LITHIUM™ technology during the next 12 months. Similarly, Tripos will incorporate key Optive technologies within its various cheminformatics and molecular modeling products and plans to explore mutually beneficial arrangements around these technologies with other software providers.

"This deal leverages the strengths of both companies and offers a win-win situation for our joint customer base," said Bryan Koontz, former chief executive officer for Optive Research. "We have combined the companies' synergistic software portfolios and scientific expertise, added Tripos global sales and marketing channels and customer support capabilities and Optive's business partnerships to create the optimal cheminformatics partner for chemistry researchers worldwide."

Mr. Koontz is joining Tripos as vice president of corporate development for Discovery Informatics, bringing with him a wealth of marketing, business development and alliance management experience. He now reports to Dr. Trevor Heritage, senior vice president and general manager of Discovery Informatics. Professor Robert S. Pearlman, former chairman and chief scientific officer for Optive, is remaining at the University of Texas, but will serve as a consultant and scientific advisor to Tripos. In addition, Optive's key scientists and developers have joined Tripos' Discovery Informatics business. The former Optive employees will continue to work out of Austin, Texas.

"I have worked with Tripos for more than 17 years, and I continue to be impressed by their in-depth knowledge of drug discovery research and their dedication to delivering innovative computer-assisted molecular discovery technologies to their customers and collaborators," Professor Pearlman said. "I look forward to building on our existing relationship, and I am confident that our customers are in good hands."

Tripos has been a worldwide distributor of Professor Pearlman's software since 1987, first directly through the University of Texas at Austin and then indirectly through Optive Research, which Professor Pearlman formed as a technology spinout from the university in 2002. Tripos currently distributes five of Optive's 15 products, including DiverseSolutions™, StereoPlex™ and Concord™, the industry's leading program for creating three-dimensional chemical models.

Webcast Information

Tripos will host a conference call and webcast today at 1 p.m. EST to discuss this acquisition in detail. Participants will include Dr. McAlister, Dr. Heritage, Professor Pearlman, Mr. Koontz and Jim Rubin, chief financial officer and senior vice president at Tripos. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com. An archived copy of the Tripos webcast will be available beginning at 4 p.m. EST today, and will remain on the Tripos Web site through Feb. 5.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com.

About Optive Research, Inc.

Optive Research develops, markets and supports life science software solutions that help companies engaged in molecular discovery research bring beneficial chemical compounds to market faster, while reducing overall cost. Optive's novel software is designed for both computational chemists and experimental, "wet-lab" scientists, enabling them to reduce discovery cycle times and synthesize higher-quality lead compounds, thereby achieving more predictable discovery and development processes. Software developed by Optive Research is currently in use at nearly every major pharmaceutical company and at hundreds of other research sites worldwide. More information about Optive Research is available at http://www.optive.com.

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This press release includes statements that are not historical in nature and that may be characterized as "forward-looking statements," including those related to future financial and operating results, benefits and synergies of the company's brands and strategies, and future opportunities. You should be aware that Tripos' actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Tripos management and are subject to a number of risks and uncertainties, including, but not limited to, Tripos' ability to integrate acquired operations and employees, Tripos' success in executing its business strategies, other business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, and the other factors described in Tripos' Annual Report on Form 10-K for the 2003 fiscal year. Tripos disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.